Exhibit 10.12
EXCHANGE AGREEMENT
This Exchange Agreement (the “Agreement”) is entered into as of [●], 2025 by and among EquipmentShare.com Inc, a Texas corporation (the “Corporation”), Jabbok Schlacks, a natural person (“JS”), and William J. Schlacks IV, a natural person (“WS”). Each of JS and WS are referred to herein individually as a “Founder” and together, the “Founders”. Reference is hereby made to the Corporation’s Amended and Restated Certificate of Formation dated as of [●], 2025 (as amended from time to time, the “Charter”). Capitalized terms used but undefined herein shall have the meaning ascribed to such terms in the Charter.
RECITALS
A.    JS is the beneficial and record owner of [●] shares of the Corporation’s Class A Common Stock (the “JS Class A Shares”) and WS is the beneficial owner of [●] shares of the Corporation’s Class A Common Stock (the “WS Class A Shares” and, together with the JS Class A Shares, the “Exchanged Shares”). For the avoidance of doubt, Exchanged Shares include any shares of the Corporation’s Class A Common Stock purchased by either JS or WS from an underwriter in the initial public offering of the Corporation.
B.    As set forth in this Agreement, in connection with the Corporation’s initial public offering, the Founders and the Corporation wish to effectuate an exchange of the Exchanged Shares for shares of the Corporation’s Class B Common Stock (the “Class B Shares”) on a 1:1 basis in accordance with the Charter.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.    Exchange. Immediately following the effectiveness of the Charter and the conversion of the Corporation’s common stock into Class A Common Stock thereunder, (x) each Exchanged Share shall be automatically assigned, transferred and delivered to the Corporation by book-entry delivery without further action of the Founders and (y) the Corporation shall issue and deliver to the Founders by book-entry delivery one Class B Share for each Exchanged Share so assigned, transferred and delivered to the Corporation, in each case in accordance with the Charter. Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an exchange in accordance with this Section 1, a Notification and Report Form is required to be submitted pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act,” and such submission, an “HSR Act Filing”), then each of JS and WS, as applicable, agrees that with respect to the election of the directors of the Corporation, he shall vote using a number and value of Class B Shares not to exceed the applicable HSR Act requirements until the earlier of (i) such time as the required HSR Act Filing by the Corporation and each of JS and WS, as applicable, has been made and the waiting period applicable to such exchange under the HSR Act shall have expired or been earlier terminated or (ii) such filing is no longer required. Each of the Founders and the Corporation will promptly take all actions required to make such HSR Act Filing and the filing fee for such HSR Act Filing shall be paid by the Corporation.
2.    Miscellaneous Provisions.
2.1    Further Assurances. The parties hereto shall each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.
2.2    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party or in the case of a waiver, by the party against whom the waiver is to be effective.
2.3    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
2.4    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
2.5    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.
2.6    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission, including the use of any electronic signatures, shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
2.7    Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Founders and the Corporation have executed this Exchange Agreement as of the date set forth on the first page of this Exchange Agreement.

CORPORATION:

EQUIPMENTSHARE.COM INC

By:
Name:
Title:

IN WITNESS WHEREOF, the Founders and the Corporation have executed this Exchange Agreement as of the date set forth on the first page of this Exchange Agreement.

FOUNDERS:

JABBOK SCHLACKS

WILLIAM J. SCHLACKS IV

[Signature Page to EquipmentShare Exchange Agreement]